CONSULTANT AGREEMENT


                                                                 May   25, 1998


Haugen Custom Financial Systems, Inc.
4199 Campus Drive, Suite 350
Irvine, California 92612

To Whom It May Concern:

                  The First Choice Equity Fund (the "Fund") is one of the investment portfolios of First Choice Funds Trust (the "Trust"), an open-end management investment company, which was organized as a business trust under Delaware laws. The Trust's shares of beneficial interest may be classified into series in which each series represents the entire undivided interests of a separate portfolio of assets. This Consultant Agreement regards certain technology and services to be provided in connection with the operations of the Fund, on whose behalf First American Capital Management Inc. ("the Adviser") enters into this Contract.

                  The Trustees of the Trust have selected the Adviser to provide the investment advice and management for the Fund and to provide certain other services, under the terms and conditions provided in the Master Advisory Contract between the Trust and the Adviser (the "Advisory Contract"). The Adviser and the Trustees have selected Haugen Custom Financial Systems, Inc (the "Consultant") to provide the Adviser and the Fund with certain technology and services as described below and the Consultant is willing to provide the Adviser and the Fund with such technology and services under the terms and conditions hereinafter set forth. Accordingly, the Adviser agrees with the Consultant as follows:


                  1. REPRESENTATIONS. The Consultant is registered with the Securities and Exchange Commission (the "SEC") as an investment adviser pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and agrees to maintain such registration during the term of this agreement.

                  2.       CONSULTING SERVICES.

     (i) The Consultant shall assist the Adviser by providing such technology and services as mutually agreed by the parties.



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     (ii) No provision of this  Contract may be changed,  waived,  discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Contract shall be effective until approved by (a) the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Adviser, of the Consultant or of the Trust (other than as Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (b) a majority of the outstanding voting securities of the Fund; provided, however, that the approval required in subsection (a) above, shall be evidenced by a resolution of the entire Board of Trustees and of the Trustees who are not interested persons of the Adviser, of the Consultant or of the Trust (other than as Trustees); and provided further that such resolutions shall be sent to the Consultant by facsimile and confirmed in writing by letter.

                           (iii)  The   Consultant  has  the  right  under  this
Contract to act for more than one client collectively (including the Adviser) without prior reference to the Adviser.

                  3.       THE CONSULTANT


     (i) the Adviser authorizes the Consultant to disclose any information which it may be required to disclose under this Contract, the Applicable Law, the rules and regulations of the SEC.

     (ii) Nothing herein contained shall prevent the Consultant or any of its affiliated persons or associates from engaging in any other business or from acting for any other person or entity, whether or not having investment policies similar to the Fund.

     (iii) The Consultant will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this Contract.

     (iv) The Consultant will not be required to pay any expenses which this Contract does not expressly state shall be payable by it.

                  4.       FURTHER PROVISIONS.

     (i) The Consultant enters into this Contract for itself. The Adviser includes the Adviser's successors in title or personal representatives as the case may be.

     (ii) This Contract shall automatically terminate in the event of its assignment or upon the termination of the Advisory Contract with the Fund, and the Adviser shall immediately notify the Consultant of such termination. No assignment of this Contract shall be made by the Consultant without the consent of the Adviser.

     (iii) If any provision of this Contract is or becomes invalid or contravenes any applicable law, the remaining provisions shall remain in full force and effect.

                  5. FEES AND EXPENSES. In consideration for the use of the technology provided and services to be rendered, facilities furnished and expenses paid or assumed by the Consultant under this Contract, the Adviser shall pay the Consultant an amount as is mutually agreed by the parties.


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                  6. NO PARTNERSHIP OR JOINT VENTURE. The Trust, the Adviser and
the Consultant are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint ventures or impose any liability as such on any of them.

                  7.       TERMINATION.

     (i) This Contract shall become effective upon the above date, and shall thereafter continue in effect; provided that this Contract shall continue in effect for a period of more than two years only as so long as the continuance is specifically approved at least annually by (a) a majority of the Trustees of the Trust who are not interested persons of the Adviser, the Consultant or the Trust (other than as Trustees), cast in person at meeting called for the purpose of voting on such approval, and (b) either (i) the Trustees of the Trust, or (ii) a majority of the outstanding voting securities of the Fund. This Contract may, on 60 days' written notice, be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by vote of a majority of the outstanding voting securities of the Trust, by the Adviser or by the Consultant. Termination shall not affect any action taken by the Consultant permitted under this Contract prior to the date of termination or any warranty or indemnity given by the Adviser under this Contract or implied by law.

     (ii) On termination by either party the Consultant shall be entitled to receive from the Adviser all fees, costs, charges and expenses accrued or incurred under this Contract up to the date of termination including any additional expenses or losses necessarily incurred in settling outstanding obligations or terminating this Contract, whether they occur before or after the date of termination.

     (iii) If the Adviser terminates this Contract, it shall be subject to a proportion of the annual fee corresponding to the proportion of the year that has expired when this Contract is terminated.

                  8. CAPTIONS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Contract may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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                  9.  RESERVATION OF NAMES.  The names "First Choice Fund Trust"
and "First Choice Equity Fund" are the designation of the Trustees under the Declaration of Trust. The Consultant may not use the name "First Choice" or "First Choice Equity Fund" without prior written authorization by the Trustees and officers of the Trust. The Trust and the Adviser may use the name of the Consultant or any name derived from or similar to that name in reports, filings, shareholder communications, registration statements, advertising materials of like nature, only for so long as this Contract or any extension, renewal of amendment hereof remains in effect and only upon the prior written consent of the Consultant. At such time as this Contract shall no longer be in effect, the Trust and the Adviser will (to the extent they lawfully can) cease to use the name of the Consultant or any other name indicating that the Fund or the Adviser is advised by or otherwise connected with the Consultant.

                  10. GOVERNING LAW. This Contract shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act of 1940, as amend (the "1940 Act") and the Advisers Act. As used herein the Terms "affiliated person", "assignment", "interested person", and "vote of majority of the outstanding voting securities" shall have the meaning set forth in the 1940 Act.

                  11. PERSONAL LIABILITY. The Trust's Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, and of the Trustees, shareholders, officers, employee or agents of the Trust, but only the Trust's property shall be bound.

                                Yours very truly,

                                          First American Capital Management Inc.



                                                       By: /s/William C. Conrad
                                                       Title: President and CEO


The foregoing Contract is hereby agreed to as of the date hereof

Haugen Custom Financial Systems, Inc.


By: /s/Robert A. Haugen
Title:  Chairman